EXHIBIT 32.1

Certification

Pursuant to 18 U.S.C. Section 1350, I, Van B. Honeycutt, Chairman and Chief Executive Officer of Computer Sciences Corporation (the "Company"), hereby certify that:

(1)

the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2004	/s/ Van B. Honeycutt Van B. Honeycutt Chairman and Chief Executive Officer